UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT  REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 26, 2009

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California  91107

(Address of principal executive office and zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2009, the stockholders of Tetra Tech, Inc. (the “Registrant”) approved the Registrant’s Restated Certificate of Incorporation (the “Restated Certificate”) at the Registrant’s Annual Meeting of Stockholders.   The Restated Certificate was approved by the Registrant’s Board of Directors on November 10, 2008.  The Restated Certificate became effective upon filing with the Secretary of State of the State of Delaware on February 26, 2009.  Under the Restated Certificate, the number of authorized shares of Registrant’s common stock was increased from 85,000,000 to 150,000,000.  There was no increase in the number of authorized shares of Registrant’s preferred stock.  A copy of the Restated Certificate is attached hereto as Exhibit 3.1 and incorporated by reference into this Item 5.03.

Item 9.01.               Financial Statements and Exhibits.

(d)                             Exhibits

3.1                           Restated Certificate of Incorporation of Tetra Tech, Inc., as filed with the Secretary of State of the State of Delaware on February 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date:	February 27, 2009	By:	/S/ DAN L. BATRACK
Dan L. Batrack
Chairman and Chief Executive Officer

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